Exhibit (a)-(3)

PROXY CARD – SHAREHOLDERS ONLY

SHANDA INTERACTIVE ENTERTAINMENT LIMITED

FOR USE AT THE EXTRAORDINARY GENERAL MEETING (“EGM”)

TO BE HELD ON FEBRUARY 14, 2012 (OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

For use at the EGM (or at any postponement or adjournment thereof) of the holders of ordinary shares of $0.01 each in the capital of Shanda Interactive Entertainment Limited (the “Company”)

I/We1, ______________________________________________________________________________________________

of _________________________________________________________________________________________________

being the registered holder(s) of ordinary shares of $0.01 each in the capital of the Company, HEREBY APPOINT the Chairman of the EGM or2 ________________________________________________________________________________________

of _______________________________________________________________________________________________ as my/our proxy to attend and act for me/us and on my/our behalf at the EGM (or at any postponement or adjournment thereof) to be held at 8th Floor, Room 802-3, The Hong Kong Club Building, 3A Chater Road, Hong Kong on February 14, 2012 at 10:00 a.m. (Hong Kong time) for the purpose of considering and, if thought fit, approving the agreement and plan of merger dated November 22, 2011 (the “merger agreement”), among Premium Lead Company Limited, New Era Investment Holding Ltd., and the Company, and the transactions contemplated by the merger agreement, including the merger, as referred to in the notice convening the EGM dated January 13, 2012, and at such EGM (or at any postponement or adjournment thereof) to vote for me/us and in my/our name(s) in the following manner:

	Yes[3]	No3	Abstain[3]
1. To approve and adopt the merger agreement, among Premium Lead Company Limited, New Era Investment Holding Ltd. and the Company, and the transactions contemplated by the merger agreement, including the merger.	☐	☐	☐

2. To authorize the directors to do all things necessary to give effect to the merger agreement.	☐	☐	☐

3. To approve any motion to adjourn or postpone the EGM in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the EGM to pass the special resolutions to be proposed at the EGM.	☐	☐	☐

Dated this                      day of                      2012 Signature(s)4

Notes:

1.	Full name(s) and addresses to be inserted in BLOCK CAPITALS.
2.	If no name is inserted, a shareholder is deemed to have nominated the chairman of the EGM as proxy. If any proxy other than the Chairman of the EGM is preferred, please strike out the words “the Chairman of the EGM or” and insert the name and address of your proxy desired in the space provided. You are entitled to appoint one or more proxies (who must be an individual) to attend and vote in your stead. Your proxy need not be a member of the Company but must attend the EGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.
3.	The Board of Directors recommends you vote FOR the proposals. IMPORTANT: IF YOU WISH TO IN FAVOUR OF THE PROPOSALS, TICK THE BOX MARKED “Yes.” IF YOU WISH TO VOTE AGAINST THE PROPOSALS, TICK THE BOX MARKED “No.” IF YOU WISH TO ABSTAIN FROM VOTING IN RELATION TO THE PROPOSALS, TICK THE BOX MARKED “Abstain.” Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have discretion to vote as they determine. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the EGM or any postponement or adjournment thereof.
4.	This proxy card must be signed by you or your duly authorized attorney in writing or, in the case of a corporation, either under its common seal or under the hand of an officer, attorney or other person duly authorized. If a corporation or partnership, please set out the full corporate or partnership name and the full title of any authorized person signing on the corporation or partnership’s behalf. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign.
5.	In order to be valid, this proxy card, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be returned in the postage-paid envelope we have provided or returned addressed to Shanda Interactive Entertainment Limited, No. 208 Juli Road, Pudong New Area, Shanghai 201203, People’s Republic of China, Attention: General Counsel as soon as possible and in any event not later than 10:00 a.m. on February 12, 2012 (or such later time and date as may be announced). In default, this proxy card will not be treated as valid, provided always that the Chairman of the EGM may at his discretion direct that an instrument of proxy be deemed to have been duly deposited. Completion and delivery of this proxy card will not preclude you from attending the EGM and voting in person at the EGM if you so wish, but in the event of your attending the EGM and voting at the EGM after having lodged this proxy card, this proxy card will be deemed to have been revoked.
6.	Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the EGM, either in person or by proxy, in respect of such share(s) as if he were solely entitled thereto. If more than one of such joint holders are present at the EGM, either in person or by proxy, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company.